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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 18, 2013, with respect to the consolidated financial statements of Actient Holdings LLC, included in the Joint Proxy Statement of QLT Inc. and Auxilium Pharmaceuticals, Inc. that is made a part of the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of QLT Inc. for the merger of QLT Inc. and Auxilium Pharmaceuticals, Inc.

/s/ Ernst & Young LLP

Chicago, Illinois
August 1, 2014

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm